Exhibit 5.1
September 15, 2010
Emisphere Technologies, Inc.
240 Cedar Knolls Road
Suite 200
Cedar Knolls, New Jersey 07927

Re:	Emisphere Technologies, Inc. Registration Statement on Form S-1
Ladies and Gentlemen:
          We are counsel to Emisphere Technologies, Inc., a Delaware corporation (the “Company”), and have represented the Company in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-1 (as may be amended, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof, covering the resale by certain selling security holders named in the Registration Statement (the “Selling Security Holders”) to the public of (i) up to 4,651,712 shares of common stock (the “Shares”), $.01 par value per share of the Company (the “Common Stock”), which consists of (a) 3,497,528 shares of Common Stock issued to the Selling Security Holders on August 26, 2010, pursuant to that certain Securities Purchase Agreement, dated August 25, 2010, by and between the Company and the Selling Security Holders (the “Securities Purchase Agreement”) and (b) up to 1,154,184 additional shares of Common Stock that the Company is required to register pursuant to that certain Registration Rights Agreement, dated August 26, 2010, by and between the Company and the Selling Security Holders (the “Registration Rights Agreement”); (ii) warrants to purchase 2,623,146 shares of Common Stock issued to the Selling Security Holders on August 26, 2010, pursuant to the Securities Purchase Agreement (the “Warrants”); and (iii) up to 3,488,784 shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”, together with the Shares, the “Registrable Shares”), which consists of (a) 2,623,146 shares of Common Stock of the Warrants issued on August 26, 2010 and (b) up to 865,638 additional shares of Common Stock that may be issuable upon exercise of the Warrants and that the Company is required to register pursuant to the Registration Rights Agreement. The Registrable Shares are to be offered for resale on a delayed or continuous basis pursuant to Rule 415 promulgated under the Securities Act by the Selling Security Holders.
          In connection with the registration of the Registrable Shares, we have examined, are familiar with, and have relied as to factual matters solely upon, copies of the following documents for the purpose of rendering this opinion (collectively, the “Documents”):
1.	the Registration Statement;

2.	the Securities Purchase Agreement;

3.	the Warrants;

Emisphere Technologies, Inc.
September 15, 2010

4.	the Registration Rights Agreement;

5.	the Amended and Restated Certificate of Incorporation, as amended, of the Company;

6.	the By-Laws, as amended, of the Company; and

7.	certain resolutions of the Board of Directors of the Company.
          In connection with our opinion expressed below, we have assumed that, at or before the time of any resale of the Registrable Shares pursuant to the Registration Statement, the Registration Statement will have been declared effective under the Securities Act and the effectiveness thereof will not have been suspended, and that there will not have occurred any change in law affecting the validity of the issuance of such Registrable Shares or the status of such Registrable Shares as fully paid and nonassessable. In addition, in rendering this opinion, we have (a) assumed (i) the genuineness of all signatures on all documents reviewed by us, (ii) the authenticity of all documents submitted to us as originals and (iii) the conformity to original documents of all documents submitted to us as photostatic or conformed copies and the authenticity of the originals of such copies; and (b) without independent investigation, relied upon the representations and warranties of the various parties as to matters of objective fact contained in the Documents.
          Our opinions contained herein are limited to the General Corporation Law of the State of Delaware, including the statutory provisions, all applicable provisions of the Delaware Constitution, and reported judicial decisions interpreting these laws, and the federal law of the United States of America.
          Our opinion hereafter expressed is based solely upon: (1) our review of the Documents; (2) discussions with those of our attorneys who have devoted substantive attention to the matters contained herein; and (3) such review of published sources of law as we have deemed necessary.
          Based on the foregoing, we are of the opinion that (i) the Shares have been validly issued and are fully paid and nonassessable; and (ii) the Warrant Shares will be validly issued, fully paid and nonassessable when (a) the Warrants are properly exercised, including payment of the applicable exercise price stated in the Warrants, and (b) the Warrant Shares are issued and delivered in the manner described in the Registration Statement.
          We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the prospectus contained in the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not thereby admit

Emisphere Technologies, Inc.
September 15, 2010

that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.
Very truly yours,
/s/ Brown Rudnick LLP
Brown Rudnick LLP